UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 2, 2016

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)
Registrant's telephone number, including area code: (615) 771-6701

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2016, Assaf Ginzburg notified Delek Logistics GP, LLC (the “General Partner”), the general partner of the registrant, Delek Logistics Partners, LP (the “Partnership”), that he will resign his employment with the General Partner’s parent company, Delek US Holdings, Inc. (“Delek US”), and service as the General Partner’s executive vice president and chief financial officer effective November 4, 2016 (the “Effective Date”). The General Partner has accepted Mr. Ginzburg’s resignation as of the Effective Date. Mr. Ginzburg will continue as a member of the General Partner’s board of directors after the Effective Date. Mr. Ginzburg has served as the General Partner’s chief financial officer since January 2013 and as an executive vice president and member of the board of directors of the General Partner since April 2012. Mr. Ginzburg has also served as the chief financial officer of Delek US since January 2013, as an executive vice president of Delek US since May 2009 and as a vice president of Delek US since February 2005. A copy of the press release announcing Mr. Ginzburg’s resignation is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Joint press release of Delek US Holdings, Inc. and Delek Logistics Partners, LP issued on September 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2016	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1    Joint press release of Delek US Holdings, Inc. and Delek Logistics Partners, LP issued on September 2, 2016.